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                                                                    EXHIBIT 23.3

                         [Miller and Lents Letterhead]


         The firm of Miller and Lents, Ltd., as independent oil and gas consultants, prepared a report dated February 25, 1997 for Belco Oil & Gas Corp. regarding the proved reserves of Belco Oil & Gas Corp. as of December 31, 1996. We hereby consent to (1) the incorporation by reference in this Registration Statement on Form S-3 to be filed by Belco Oil & Gas Corp. of our report, and (2) all references to our firm included as a part of this Registration Statement on Form S-3 to be filed on or about the date hereof.

         Miller and Lents, Ltd. has no interests in Belco Oil & Gas Corp. or in any of its affiliated companies or subsidiaries and is not to receive any such interest as payment for such report and has no director, officer or employee employed or otherwise connected with Belco Oil & as Corp. We are not employed by Belco Oil & Gas Corp. on a contingent basis.


                                                   MILLER AND LENTS, LTD.


                                                   By:    /s/ P. G. Von Tungeln
                                                      --------------------------
                                                            P. G. Von Tungeln
                                                            Chairman


Houston, Texas
December 9, 1997